UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 7, 2006

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio		44333

(Address of principal executive offices)		(Zip Code)

(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 7, 2006, A. Schulman, Inc. (the “Company”) announced that Dr. Paul Craig Roberts will retire from the Company’s Board of Directors at the Company’s 2006 Annual Meeting of Stockholders on December 7, 2006. A press release announcing Dr. Roberts’ retirement is attached as Exhibit 99.1 hereto and incorporated by reference herein. A copy of the advisory agreement (the “Advisory Agreement”) with Dr. Roberts, by which Dr. Roberts will provide the Company with advice concerning the economic and financial conditions in North America, Europe and China, is attached as Exhibit 99.2 hereto and incorporated by reference herein. Under the two-year Advisory Agreement, Dr. Roberts will receive $75,000 annually and will be entitled to exercise previously granted stock options, in accordance with the terms of such options, until the stated expiration date of the options. In addition, the Company has waived the restrictions on prior grants of restricted stock to Dr. Roberts that would otherwise have been forfeited as a result of his retirement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 7, 2006.

99.2	Advisory Agreement, dated November 7, 2006, between Dr. Paul Craig Roberts and the Company.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ Paul F. DeSantis
Paul F. DeSantis
Vice President - Chief Financial Officer and Treasurer

Date: November 7, 2006